Exhibit 99.4

MC SERVICES, LLC

BALANCE SHEETS
MARCH 31, 2019 AND DECEMBER 31, 2018

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$162,106	$109,674
Accounts receivable	187,110	120,833

Total current assets	349,216	230,507

PROPERTY AND EQUIPMENT, net	876,381	992,913

TOTAL	$1,225,597	$1,223,420

LIABILITIES AND MEMBER’S CAPITAL

CURRENT LIABILITIES:
Accounts payable	$220	$180
Accrued expenses	7,803	3,589
Current portion of long-term debt	89,495	89,231

Total current liabilities	97,518	93,000

LONG-TERM DEBT, less current portion	413,524	435,165

Total liabilities	511,042	528,165

MEMBER’S CAPITAL	714,555	695,255

TOTAL	$1,225,597	$1,223,420

See accompanying notes

MC SERVICES, LLC

STATEMENTS OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	2019	2018

REVENUES	$263,957	$116,389

COST OF REVENUES	131,491	126,858

GROSS PROFIT (LOSS)	132,466	(10,469)

OPERATING EXPENSES-
General and administrative	(292,966)	10,190

OPERATING INCOME (LOSS)	425,432	(20,659)

OTHER INCOME (EXPENSE):
Interest income	-	124
Interest expense	(6,132)	-

Total other income (expense)	(6,132)	124

NET INCOME (LOSS)	$419,300	$(20,535)

See accompanying notes

STATEMENT OF MEMBER’S CAPITAL (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2019

BALANCE, December 31, 2018	$695,255

Distributions to member	(400,000)

Net income	419,300

BALANCE, March 31, 2019	$714,555

THREE MONTHS ENDED MARCH 31, 2018

BALANCE, December 31, 2017	$968,926

Net loss	(20,535)

BALANCE, March 31, 2018	$948,391

See accompanying notes

MC SERVICES, LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$419,300	$(20,535)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation	112,716	103,276
Gain on disposal of property and equipment	(311,184)	(3,883)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(66,277)	(7,781)
Accounts payable	40	487
Accrued expenses	4,214	2,763
Net cash provided by operating activities	158,809	74,327

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,000)	(203,000)
Proceeds from disposals of property and equipment	320,000	4,050
Net cash provided by (used in) investing activities	315,000	(198,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from member	-	90,000
Principal payments on long-term debt	(21,377)	-
Member distributions	(400,000)	-
Net cash provided by (used in) financing activities	(421,377)	90,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	52,432	(34,623)

CASH AND CASH EQUIVALENTS, beginning of period	109,674	85,084

CASH AND CASH EQUIVALENTS, end of period	$162,106	$50,461

SUPPLEMENTAL DISCLOSURE-

Interest paid in cash	$6,132	$-

See accompanying notes

MC SERVICES, LLC

NOTES TO INTERIM FINANCIAL STATEMENTS

MARCH 31, 2019 AND DECEMBER 31, 2018 AND FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

1.	ORGANIZATION

MC Services, LLC (the “Company”), a Texas limited liability company formed in 2009 and headquartered in Austin, Texas, provides concrete washout pan services, leases concrete placing equipment, and provides haul services for equipment in Central Texas.

On March 18, 2019, the Company entered into an Interest Purchase Agreement pursuant to which the member agreed to sell all of the outstanding equity interests of the Company in an all-cash transaction. The transaction is expected to close in the second calendar quarter of 2019, subject to regulatory approvals and other customary closing conditions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The interim financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates - The preparation of interim financial statements in conformity with U.S. GAAP as defined by the FASB ASC requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim financial statements, as well as the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all liquid investments with maturities at the date of acquisition of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are recorded at the value of the revenue earned and require payment within thirty days.  Account balances with charges over thirty days old are considered delinquent and management begins collection efforts at this time.  Delinquent accounts receivable invoices do not accrue interest.

The Company provides credit in the normal course of business to customers and continually monitors each customer’s creditworthiness individually and recognizes allowances for estimated bad debts on customer accounts that are no longer estimated to be collectible.  The Company regularly adjusts any allowance for subsequent collections and final determination that an account is no longer collectible.  The Company had no allowance for doubtful accounts at March 31, 2019 and December 31, 2018 as management deemed all outstanding accounts receivable balances collectible.

Property and Equipment - Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets, which range from three to five years.  Depreciation is computed using the straight-line method.  Maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed as incurred.

Impairment of Long-Lived Assets - Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the amount recorded may not be recoverable.  An impairment loss is recognized by the amount in which the carrying amount of the asset exceeds fair value, if the carrying amount of the asset is not recoverable.  No impairment losses on long-lived assets were recognized for the three months ended March 31, 2019 and 2018.

Revenue Recognition - Project revenue is recorded as projects are completed, and all projects are short-term in nature with the majority of projects lasting one day.  Revenue from short-term equipment rental is billed monthly and recognized upon the passage of time.

Cost of Revenues - Cost of revenues includes operations labor costs as well as construction materials and supplies.

Income Taxes - The Company files income tax returns in the U.S. federal jurisdiction and the State of Texas.  The Company is taxed as a partnership for federal income tax purposes; accordingly, all taxable income, losses, deductions and credits are allocated to the member who is responsible for the payment of taxes thereon.  Therefore, no provision has been made for federal income taxes.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the relevant taxing authority based on the technical merits of the position.  The tax benefits recognized in the interim financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  Management evaluated the Company’s tax positions for all open tax years and believes the Company has no material uncertain tax positions and has recorded no related interest or penalties for the three months ended March 31, 2019 and 2018.

Concentrations of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with a limited number of high quality financial institutions and may exceed the amount of insurance provided on such deposits.  The Company monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business.  Although the Company does not currently foresee a significant credit risk associated with these receivables, repayment is dependent upon the financial strength of the customers.  Two customers accounted for 76% of total accounts receivable at March 31, 2019 and two customers accounted for 65% of total accounts receivable at December 31, 2018.

The Company is also subject to risk related to volumes transacted with particular customers.  For the three months ended March 31, 2019, three customers accounted for 85% of total revenues and for the three months ended March 31, 2018, five customers accounted for 73% of total revenues.

Recently Issued Accounting Pronouncements - In May 2014 and August 2015, the FASB issued Accounting Standards Updates (“ASU”) No. 2014-09 and No. 2015-14, Revenue from Contracts with Customers, which supersede the revenue recognition requirements in ASC 605, Revenue Recognition, and most industry-specific guidance included in the ASC.  The standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The standard is effective retrospectively for fiscal years beginning after December 15, 2018 and interim periods within annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The Company is currently evaluating the impact the standard will have on its interim financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires the recognition of lease assets and lease liabilities by lessees for all leases, including leases previously classified as operating leases, and modifies the classification criteria and accounting for sales-type and direct financing leases by lessors.  Leases continue to be classified as finance or operating leases by lessees and both classifications require the recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments in the balance sheet.  Interest on the lease liability and amortization of the right-of-use asset are recognized separately in the statement of income for finance leases and as a single lease cost recognized on the straight-line basis over the lease term for operating leases.  The standard is effective using a modified retrospective approach for fiscal years beginning after December 15, 2019, and early adoption is permitted.  The Company is currently evaluating the impact the standard will have on its interim financial statements.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	March 31, 2019	December 31, 2018
Machinery and equipment	$2,078,554	$2,130,490
Less accumulated depreciation	(1,202,173)	(1,137,577)
Total	$876,381	$992,913

Depreciation expense for the three months ended March 31, 2019 and 2018 was $112,716 and $103,276, respectively, and is included in cost of revenues.

4.	LONG-TERM DEBT

On April 10, 2018, the Company entered into a $580,772 loan agreement with a related party (the “Loan”).  Payments of principal and interest are due monthly beginning on May 10, 2018 at the prime rate less 0.5% (5.0% at March 31, 2019 and December 31, 2018).  The Loan is secured by certain equipment, guaranteed by the member of the Company, and matures April 10, 2024.  The Company is required to comply with certain financial covenants under the Loan, including a debt service coverage ratio.

Required principal payments on long-term debt as of March 31, 2019 were as follows:

2019	$67,854
2020	93,102
2021	97,245
2022	101,519
2023	105,981
Thereafter	37,318
Total	$503,019

5.	RELATED PARTY TRANSACTIONS

The Company recognized revenue from an entity owned by the member for equipment leasing and trucking services totaling $885 and $12,940 for the three months ended March 31, 2019 and 2018, respectively.  The Company incurred interest expense of $6,132 on the Loan for the three months ended March 31, 2019.  The Company received advances from the member of $90,000 during the three months ended March 31, 2018.

6.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 23, 2019 (the date the interim financial statements were available to be issued), and no events have occurred from the balance sheet date through that date that would impact the interim financial statements.